UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 30, 2004
(September 30, 2004)

STORAGE TECHNOLOGY CORPORATION

(Exact Name of Registrant As Specified In Its Charter)

Delaware	1-7534	84-0593263
(State or jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One StorageTek Drive, Louisville, Colorado 80028-4309
(Address of Principal Executive Offices) (Zip Code)

        Registrant’s telephone number, including area code (303) 673-5151

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 8.01 Other Events

The registrant, Storage Technology Corporation (the “Company”), announced in a Press Release, dated September 30, 2004, and furnished hereto as Exhibit 99.1, that the Company had acquired Storability in an asset purchase agreement.

Item 9.01 Financial Statements and Exhibits

99.1	Press Release, dated September 30, 2004, relating to the Company's acquisition of Storability.

The assumptions, expectations and forecasts contained herein regarding StorageTek’s future plans, financial results and performance may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties include, without limitation, the timely introduction, manufacture and market acceptance of products; successfully containing operating expense levels while increasing revenue; managing aggressive competition and pricing pressures on the Company’s products and services; developing new distribution channels for the Company’s products and services; and other risks that are discussed in StorageTek’s reports on Forms 10-K, 10-Q and 8-K that are filed with the Securities and Exchange Commission (SEC) and which are available on the Internet.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2004	Storage Technology Corporation By: /s/ Mark D. Roellig —————————————— Vice President, General Counsel and Secretary

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